UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 9, 2025
Date of Report (Date of earliest event reported)

THE HERSHEY COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-183	23-0691590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 East Chocolate Avenue
Hershey, PA 17033
(Address of principal executive offices)
(Zip Code)

(717) 534-4200
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, one dollar par value	HSY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 10, 2025, The Hershey Company (the “Company”) announced that Michele G. Buck, the Company’s Chairman of the Board of Directors, President and Chief Executive Officer, intends to retire from the Company effective June 30, 2026. In connection with Ms. Buck’s planned retirement, the Company and Ms. Buck entered into an amended and restated executive employment agreement, effective as of January 9, 2025 (the “Agreement”).

Under the Agreement, Ms. Buck will serve in her current roles until June 30, 2026 or, if earlier, until her successor is appointed as President and Chief Executive Officer (the “Appointment Date”). If Ms. Buck’s successor is appointed prior to June 30, 2026, her position will change as of such time to Special Advisor, and she will serve in such capacity until June 30, 2026. In addition, Ms. Buck will resign from the Board of Directors upon the earlier of the Appointment Date or June 30, 2026. From July 1, 2026 through December 31, 2026 (the “Consulting Period”), Ms. Buck will serve as an independent contractor and will provide knowledge transfer and strategic consulting services as may be requested by the Company from time to time. Each of the periods during which Ms. Buck will perform the services described above are subject to certain earlier termination rights and conditions as set forth in the Agreement. The Agreement also contains a general release of claims in favor of the Company and certain related parties.

The Agreement updates the compensation and benefits provisions of Ms. Buck’s prior employment agreement to:
(1)reflect Ms. Buck’s current annual base salary of $1,400,000 and her current annual target bonus of 160% of base salary, which annual bonus for 2026, if earned, will be prorated at 50%;
(2)establish that Ms. Buck will receive a monthly consulting fee of $41,666.66 during the Consulting Period;
(3)establish that Ms. Buck’s 2025 target long-term incentive awards will be $8,750,000, of which 35% will consist of time-based restricted stock units and 65% will consist of performance stock units, each with a two-year vesting period that concludes on December 31, 2026;
(4)establish that Ms. Buck’s 2026 target long-term incentive award will be $4,375,000 and will consist of 100% time-based restricted stock units with a one-year vesting period that concludes on December 31, 2026;
(5)establish the interest rate applicable to the calculation of amounts payable to Ms. Buck under the Company’s Supplemental Executive Retirement Plan;
(6)provide Ms. Buck with a retention bonus of $8,500,000, of which $3,500,000 will be paid on or about January 31, 2025, and $5,000,000 will be paid 60 days following June 30, 2026 (the “Retention Bonus”);
(7)provide that the Company will pay or reimburse reasonable expenses incurred by Ms. Buck in connection with the negotiation and preparation of the Agreement, up to a maximum amount of $500,000; and
(8)establish that any benefits under the Company’s Executive Benefits Protection Plan (the “EBPP”) will only apply to Ms. Buck in the event of her termination in connection with a “change in control” (as defined in the EBPP).

The Agreement updates the severance provisions of Ms. Buck’s prior employment agreement to provide that:
(1)if Ms. Buck’s employment is terminated due to (x) her death, (y) the Company’s termination of her employment without Cause or due to her Disability, or (z) her resignation for Good Reason (as such terms are defined in the Agreement) (a “Qualifying Termination”), Ms. Buck will, in addition to certain accrued benefits, be entitled to receive, as applicable:
i.a lump sum payment of the remaining base salary that would have been payable if her employment continued until June 30, 2026;
ii.a lump sum payment of the remaining consulting fees that would have been payable through the end of the Consulting Period;
iii.a lump sum payment at target of any remaining annual bonus awards that would have been payable if her employment continued until June 30, 2026;
iv.accelerated vesting of any outstanding long-term incentive awards at target levels;
v.a lump sum payment at target of any long-term incentive awards that were not granted prior to the date of her Qualifying Termination; and
vi.payment of any unpaid Retention Bonus installments;

(2)in the event of Ms. Buck’s retirement on June 30, 2026, Ms. Buck will, in addition to certain accrued amounts, be entitled to receive a lump sum payment of the final installment of the Retention Bonus, as well as the annual bonus for 2026, if earned based on actual performance results and payable in 2027; and
(3)Ms. Buck’s receipt of the foregoing benefits in connection with her Qualifying Termination or retirement are conditioned on her compliance with the restrictive covenants in the Agreement and execution of an additional general release of claims in favor of the Company and certain related parties.

The foregoing description of the Amended and Restated Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Amended and Restated Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.
On January 10, 2025, the Company issued a press release announcing Ms. Buck’s intention to retire from the Company. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated into this Item 7.01 by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit Number	Description
	10.1	Amended and Restated Executive Employment Agreement, effective as of January 9, 2025, by and between The Hershey Company and Michele G. Buck
	99.1	The Hershey Company Press Release dated January 10, 2025
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HERSHEY COMPANY

Date: January 15, 2025	By:	/s/ James Turoff
James Turoff Senior Vice President, General Counsel and Secretary